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Exhibit 24.1

POWER OF ATTORNEY

        Know all persons by these presents, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the "Corporation"), do hereby make, nominate and appoint Kenneth F. Spence III and Wendy C. Skjerven, and each of them, to be my attorney-in-fact, with full power and authority to sign on my behalf a Form 10-K for the year ended December 31, 2016, to be filed by the Corporation with the Securities and Exchange Commission, and any amendments thereto, which shall have the same force and effect as though I had manually signed the Form 10-K or any amendments thereto.

Date
By	/s/ ALAN L. BELLER Alan L. Beller	February 10, 2017
By	/s/ JOHN H. DASBURG John H. Dasburg	February 10, 2017
By	/s/ JANET M. DOLAN Janet M. Dolan	February 10, 2017
By	/s/ KENNETH M. DUBERSTEIN Kenneth M. Duberstein	February 10, 2017
By	/s/ PATRICIA L. HIGGINS Patricia L. Higgins	February 10, 2017
By	/s/ THOMAS R. HODGSON Thomas R. Hodgson	February 10, 2017
By	/s/ WILLIAM J. KANE William J. Kane	February 10, 2017
By	/s/ CLEVE L. KILLINGSWORTH JR. Cleve L. Killingsworth Jr.	February 10, 2017
By	/s/ PHILIP T. RUEGGER III Philip T. Ruegger III	February 10, 2017
By	/s/ TODD C. SCHERMERHORN Todd C. Schermerhorn	February 10, 2017
By	/s/ DONALD J. SHEPARD Donald J. Shepard	February 10, 2017
By	/s/ LAURIE J. THOMSEN Laurie J. Thomsen	February 10, 2017

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  Exhibit 24.1
POWER OF ATTORNEY